Calculation of Filing Fee Tables
S-3
Epsilon Energy Ltd.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, no par value	415(a)(6)						S-3	333-269267	02/09/2023
Carry Forward Securities		Equity	Preferred Stock, no par value	415(a)(6)						S-3	333-269267	02/09/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-269267	02/09/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-269267	02/09/2023
Carry Forward Securities		Other	Rights	415(a)(6)						S-3	333-269267	02/09/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-269267	02/09/2023
Carry Forward Securities	1	Unallocated (Universal) Shelf		415(a)(6)			$ 100,000,000.00			S-3	333-269267	02/09/2023	$ 11,020.00
			Total Offering Amounts:				$ 100,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, warrants, and rights. Pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3, this information is not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. Securities registered hereunder may be sold separately, together or in units with other securities registered hereunder. The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities set forth in the table, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued in connection with any stock split, stock dividend or similar transaction, including under any applicable anti-dilution provisions. (including, without limitation, upon adjustment of the conversion or exchange rate thereof). Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby. The proposed maximum aggregate offering price was estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933. The Registrant previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission, on July 1, 2023 (File No. 333-269267), or the Prior Registration Statement, which was declared effective on February 9, 2023, that registered $100,000,000 of securities to be offered by the Registrant from time to time. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes all $100,000,000 of such securities, which remain unsold (the "Unsold Securities"), that were previously registered on the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the Registrant paid a filing fee of $11,020.00 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The Registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this Registration Statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this Registration Statement. The registration fee previously paid by the Registrant relating to the Unsold Securities included on this Registration Statement will continue to be applied to such Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any such Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A